Exhibit 99.1

Mesa Labs Announces Third Quarter Results

Lakewood, Colorado, February 6, 2023 – Mesa Laboratories, Inc. (NASDAQ:MLAB), a global leader in the design and manufacturing of life science tools and critical quality control solutions, today announced results for its third fiscal quarter (“3Q23”) ended December 31, 2022.

Third quarter FY 2023 highlights compared to third quarter FY 2022:

●	Revenues decreased 1%
●	Non-GAAP core organic revenues growth[3] was 4.6%
●	Operating income increased 235%
●	Non-GAAP adjusted operating income[1] excluding unusual items decreased 7%

Executive Commentary (amounts in thousands)

“Revenues of $54,287 in the quarter resulted in an organic revenues decline of 2.1% for the quarter, heavily influenced by currency headwinds across the company, as well as COVID headwinds and the previously announced closure of Sema4’s expanded carrier screening business which impacted the Clinical Genomics division. Excluding currency and COVID related revenues, core organic revenues growth (“core organic growth”) was 4.6% for the quarter which is slightly below our long-term growth target. The primary gap to our long-term target is the approximate 3.5% headwind from Sema4. While labor constraints in our Sterilization Disinfection and Control (“SDC”) division abated in 2Q23, we are beginning to see relief of the supply chain constraints impacting our Calibration Solutions division revenues. New systems orders for both the Clinical Genomics and Biopharmaceutical Development divisions were below expectations for the quarter and improving consistent sale execution in those divisions remains a short-term priority for the company.” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Profitability as measured by our primary metric of adjusting operating income (“AOI”) excluding unusual items came in at $12,856 or 24% of revenues, a relatively strong profitability performance given the topline headwinds. As we enter a period of economic uncertainly in calendar year 2023, we are seeking a balance between margins and long-term growth investments. During the quarter we enacted cost reductions within the Clinical Genomics division impacting both cost of revenues and operating expenses which will yield greater than $4,000 in future annualized savings within the division.” added Mr. Owens.

“We enter the fourth quarter of our fiscal year with a clear set of short-term priorities for each division. Long term, our exposure to the regulated phases of a biopharmaceutical’s life cycle and the clinical genomics market will yield some of the greatest growth opportunities in the Life Science Tools market. As an example, Clinical Genomics will be aided by the launch of a hereditary deafness Class 3 IVD panel in China by our partner, Guanzhou Darui. This panel received Chinese National Medical Products Administration (“NMPA”) approval in early January and is the first Class 3 IVD panel based on our MassArray platform to receive such approval, with many more panels in the pipeline.” concluded Mr. Owens.

Financial Results (amounts in thousands, except per share data)

Total revenues were $54,287, a decrease of 1% compared to the third quarter of fiscal year 2022 (“3Q22”). Operating income increased 235% to $3,402. Net income was $451, an increase of 122% or $0.08 per diluted share of common stock.

As detailed in the Unusual Items table below, operating income for 3Q23 and 3Q22 was impacted by unusual items totaling $251 and $7,251, respectively.

On a non-GAAP basis, core organic growth was 4.6% and AOI increased 77% to $12,605 or $2.35 per diluted share of common stock compared to 3Q22. As detailed in the Unusual Items table below, AOI for 3Q23 and 3Q22 was impacted by unusual items totaling $251 and $6,667, respectively. Excluding the unusual items for 3Q23 and 3Q22, AOI would have decreased 7% to $12,856. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

	Revenues		Organic Revenues Growth[2]		Core Organic Revenues Growth[3]

(Amounts in thousands)	Three Months Ended December 31, 2022	Nine Months Ended December 31, 2022	Three Months Ended December 31, 2022	Nine Months Ended December 31, 2022	Three Months Ended December 31, 2022	Nine Months Ended December 31, 2022
Clinical Genomics	$15,585	$48,525	(10.0)%	N/A	3.3%	N/A
Sterilization and Disinfection Control	16,283	48,021	17.7%	11.6%	21.1%	15%
Biopharmaceutical Development	11,646	34,757	(8.7)%	8.0%	--%	16.9%
Calibration Solutions	10,773	32,186	(7.3)%	(4.7)%	(7)%	(4.3)%
Total reportable segments	$54,287	$163,489	(2.1)%	3.5%	4.6%	8.1%

Clinical Genomics (29% of revenues in 3Q23) revenues were $15,585 for the quarter (which includes $126 of COVID-19 related revenues) which resulted in an organic decline of 10% for the quarter. As noted above, core organic growth, which excludes currency and COVID related revenues, was 3.3% for the quarter. The quarter was strongly impacted by the previously announced closure of Sema4’s expanded carrier screening, an approximate $8,200 annual headwind that began fully impacting the business in 3Q23. Excluding Sema4, core organic growth for this division would have been approximately 19.0% for the quarter, well ahead of our long-term growth expectations. Gross profit percentage was 52% in the quarter and is below our long-term target of high 50’s to low 60’s due to both foreign currency and lost Sema4 revenue.

Sterilization and Disinfection Control (30% of revenues in 3Q23) revenues were $16,283 for the quarter which resulted in organic growth of 17.7% and core organic growth of 21.1% versus prior year. Overall growth was strong due in part to continued strength in global orders as well as the reduction of labor constraints in manufacturing which enabled us to reduce a small portion of our overall backlog. Core organic growth was further aided by a favorable comparison in the prior year. Gross profit percentage for the quarter contracted by 60 bps versus prior year as a result of foreign currency fluctuations negatively impacting our reported revenues and, increased labor and labor related costs.

Biopharmaceutical Development (21% of revenues in 3Q23) revenues were $11,646 which yielded an organic decline of 8.7% for the quarter and a flat core organic quarterly growth rate, both figures below our expectations. The timing of customers moving through our sales funnel impacted the quarter along with a prior year comparison that was particularly difficult due to a revenues growth rate of 46% for 3Q22. Division gross profit percentage contracted by 550 bps as a result of foreign currency and a higher mix of peptide synthesis hardware which sells at relatively lower gross profit percentages.

Calibration Solutions (20% of revenues in 3Q23) revenues were $10,773 which resulted in an organic decline of 7.3% and a core organic decline of 7% as compared to the prior year. The division continued to be impacted by supply chain shortages which adversely impacted delivery lead times and customer orders. Toward the end of the quarter, we began to realize improvements in raw materials availability which should enable sequential top line growth in 4Q23. Gross profit percentage increased by 90bps in the quarter primarily to due mix.

Use of Non-GAAP Financial Measures

Adjusted operating income, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed after the tables that accompany this press release under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” Reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth below, along with additional information regarding their use.

2 Organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions.

3 Core organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions, currency translation and COVID related revenues.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effective integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “plan,” “intend,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2022 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

Gary Owens; President and CEO,

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Financial Summary (Unaudited except for the information as of March 31, 2022)

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenues	$54,287	$54,696	$163,489	$125,456
Cost of revenues	21,522	26,069	62,997	51,478
Gross profit	32,765	28,627	100,492	73,978
Operating expenses	29,363	31,139	97,689	69,166
Operating income (loss)	3,402	(2,512)	2,803	4,812
Nonoperating expense (income)	1,486	(171)	2,915	1,192
Earnings (loss) before income taxes	1,916	(2,341)	(112)	3,620
Income tax provision (benefit)	1,465	(281)	(431)	(35)
Net income (loss)	$451	$(2,060)	$319	$3,655

Earnings (loss) per share (basic)	$0.08	$(0.39)	$0.06	$0.70
Earnings (loss) per share (diluted)	0.08	(0.39)	0.06	0.69

Weighted average common shares outstanding:
Basic	5,339	5,233	5,312	5,199
Diluted	5,360	5,233	5,354	5,333

Consolidated Condensed Balance Sheets

(Amounts in thousands)	December 31, 2022	March 31, 2022
Cash and cash equivalents	$26,101	$49,346
Other current assets	88,084	74,972
Total current assets	114,185	124,318
Property, plant and equipment, net	28,263	28,620
Other assets	520,536	554,431
Total assets	$662,984	$707,369

Liabilities	$275,779	$313,568
Stockholders’ equity	387,205	393,801
Total liabilities and stockholders’ equity	$662,984	$707,369

Reconciliation of Non-GAAP Measures
(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Operating income (loss) (GAAP)	$3,402	$(2,512)	$2,803	$4,812
Amortization of intangible assets	7,147	5,922	21,573	13,495
Stock-based compensation expense	2,056	3,703	9,859	7,939
Adjusted operating income (non-GAAP)	$12,605	$7,113	$34,235	$26,246

Adjusted operating income per share (basic)	$2.36	$1.36	$6.44	$5.05
Adjusted operating income per share (diluted)	$2.35	$1.36	$6.39	$4.92

Weighted average common shares outstanding:
Basic	5,339	5,233	5,312	5,199
Diluted	5,360	5,233	5,354	5,333

Organic and Core Organic Revenues Growth (Unaudited)

	Three Months Ended December 31, 2022	Nine Months Ended December 31, 2022
Total revenues growth	(0.7)%	30.3%
Impact of acquisitions	1.4%	26.8%
Organic revenues growth	(2.1)%	3.5%
Currency translation	4.3%	4.1%
COVID related revenues	2.4%	.5%
Core organic revenues growth	4.6%	8.1%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income were impacted by various unusual items during the three months and nine months ended December 31, 2022 and 2021. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Operating income (loss) (GAAP)	$3,402	$(2,512)	$2,803	$4,812

Unusual items – before tax
Agena/Belyntic acquisition/integration costs	$251	$605	$874	$723
Non-cash cost of revenues expense associated with the step up to fair value of Agena inventory due to application of purchase accounting	--	6,062	--	6,062
Non-cash stock compensation expense true-up	--	584	--	584
Total Impact of unusual items on operating income – before tax	251	7,251	874	7,369

Operating income excluding unusual items	$3,653	$4,739	$3,677	$12,181

Impact of unusual items on adjusted operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Adjusted operating income (non-GAAP)	$12,605	$7,113	$34,235	$26,246

Unusual items – before tax
Agena/Belyntic acquisition/integration costs	$251	$605	$874	$723
Non-cash cost of revenues associated with the step up to fair value of Agena inventory due to application of purchase accounting	--	6,062	--	6,062
Total impact of unusual items on adjusted operating income – before tax	251	6,667	874	6,785

Adjusted operating income excluding unusual items	$12,856	$13,780	$35,109	$33,031

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, organic revenues growth, and core organic revenues growth in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts its operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●

The expense associated with the amortization of acquisition-related intangible assets as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.